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EXHIBIT 99.1

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS
OF THE MILLS CORPORATION

We have audited the accompanying Combined Statement of Certain Revenues and Certain Operating Expenses (as defined in Note 1) of the Cadillac Fairview Properties (the "Cadillac Properties") for the year ended December 31, 2001. The Combined Statement of Certain Revenues and Certain Operating Expenses is the responsibility of the Cadillac Properties' management. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Operating Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Operating Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K/A of The Mills Corporation as described in Note 1, and is not intended to be a complete presentation of the Cadillac Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain operating expenses described in Note 1 of the Cadillac Properties for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

                      /s/ Ernst & Young, LLP

McLean, Virginia
January 28, 2003

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  EXHIBIT 99.1
REPORT OF INDEPENDENT AUDITORS